Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 3 to the Registration Statement on Form S-4 of Northern Tier Energy LLC of our report dated April 10, 2012, relating to the consolidated financial statements of Northern Tier Energy LLC, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Houston, Texas

May 7, 2012